Translation


                            Roll of deeds no. 50/1996


                                      Done


                    in Frankfurt am Main on October 25, 1996


                     before me the undersigned notary public


                                Hans-Georg Feick

                      with his office at Frankfurt am Main


appeared today:


Dr. Rainer Magold, attorney at law, with business adress at Bethmannstr. 50-54, 60311 Frankfurt/Main,

- the person appeared is personally known to the notary -

not acting in his own name but on behalf of -


1.    the deponent ad 1):

      CME Media Enterprises B.V.,
      Hirsch Gebouw,
      Leidseplein 29,
      1017 PS Amsterdam,
      The Netherlands,

2.    the deponent ad 2):

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      Mr. Boris Fuchsmann, businessman in Dusseldorf,
      born on 12 February 1947,

3.    the deponent ad 3):

      Mr. Alexander Rodniansky, Movie Director in Dusseldorf-Oberkassel, born on 2 July 1961,

4.    the deponent ad 4):

      Innova Film GmbH,
      Friedrich-Ebert-Str. 31-33
      40210 Dusseldorf,
      Federal Republic of Germany,

      - being registered with the Commercial Register of the Local Court of Dusseldorf under reg.no. HRB 27705 - as attorney-in-fact without authorization but promising to submit to the notary confirmations of powers-of-attorney as soon as possible, including an exemption from the restrictions under Sec. 181 Civil Code.

A.    Share Transfer

I. The person appeared declares: The deponent ad 2) and the deponent ad 3) are the sole shareholders of the deponent ad 4). The deponent ad 2) and the deponent ad 3) each hold a share in the nominal value of DM 25,000 (in words German marks twenty-five thousand) in the deponent ad 4). The stated share capital of the deponent ad 4) amounts to DM 50,000 (in words: German marks fifty thousand). The shares are fully paid up.

      Pursuant to the Acquisition, Cooperation and Investment Agreement and the Arbitration Agreement between the deponents of September 30, 1996, which at the request of the person appearing will be attached hereto as Exhibits 1 and 2, the deponents ad 2) and 3) sold to the deponent ad 1) of the respective shares a partial share each of DM 12,500, and undertook to transfer to the deponent ad 1) such partial shares in conformity with the German rules as to the form of a transaction. As a precautionary matter, such Acquisition, Cooperation and Investment Agreement and the Arbitration Agreement are hereby confirmed pursuant to Sec. 141 Civil Code provided that Sec. 19.1.1 of Exhibit 1 will continue to apply. Now, the person appearing requested that, by way of implementation of the Acquisition, Cooperation and Investment Agreement of September 30, 1996, the following share transfers be recorded:

      1. The deponent ad 2) herewith splits his share in the deponent ad 4) in the nominal value of DM 25,000 (in words: German marks twenty-five thousand) into two shares each having a nominal value of DM 12,500 (in words: German marks twelve thousand five hundred) and assigns with economic effect as from January 1, 1997 a share in the nominal value of DM 12,500 (in words: German marks twelve thousand five hundred) to the deponent ad 1). The deponent ad 1) accepts the assignment of the share. The right to receive dividends shall be transferred to the deponent ad 1) effective as from January 1, 1997.

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      2.    The deponent ad 3) herewith splits his share in the deponent ad 4)
            in the nominal value of DM 25,000 (in words: German marks twenty-five thousand) into two shares each having a nominal value of DM 12,500 (in words: German marks twelve thousand five hundred) and assigns with economic effect as from January 1, 1997 a share in the nominal value of DM 12,500 (in words: German marks twelve thousand five hundred) to the deponent ad 1). The deponent ad 1) accepts the assignment of the share. The right to receive dividends shall be transferred to the deponents ad 1) effective as from January 1, 1997.

II.   Now, the ownership allocation in the deponent ad 4) is as follows:

      Shareholder             Share interest in %           Nominal Value
      -----------             -------------------           -------------

      Deponent ad 1)                50                      DM 12,500
                                    DM 12,500

      Deponent ad 2)                25                      DM 12,500

      Deponent ad 3)                25                      DM 12,500

III. The person appeared further declares: The deponent ad 1) herewith notifies pursuant to Sec. 16 sub-section 1 of the German Limited Liability Companies Act (GmbHG) to the deponent ad 2) in his capacity as managing director of the deponent ad 4) the transfer of the shares specified in Secs. A. I. 1. and A. I. 2. above.

B.    Spinn-Off Obligation

      The deponent ad 4) agrees to fulfil its spin-off obligations under Sec.
      6.6.15 of the Acquisition, Cooperation and Investment Agreement (Exhibit
      1) on or before December 31, 1996 provided that the deponent ad 4) will have only assets and liabilities left which relate to the television in the Ukraine. In all other respects the Company will not have any open liabilities.

C.    Shareholders' resolutions

      Further, the person appeared declares: The deponent ad 1), the deponent ad
      2) and the deponent ad 3) are the sole shareholders of the deponent ad 4). Waiving all requirements provided by law and the articles of incorporation as to form and notice of convening a shareholders' meeting an extraordinary shareholders' meeting of the deponent ad 4) is held and the following resolutions are unanimously adopted:

      1. The Articles of Incorporation of the Company in a completely revised new version shall read as follows:

            "Articles of Incorporation of Innova Film GmbH

                                    Section 1
                     Corporate Name and Seat of the Company

            (1)   The Company shall have the corporate name of Innova Film GmbH

            (2)   The Company shall have its seat in Dusseldorf.

                                    Section 2
                             Purpose of the Company

            (1) The purpose of the Company shall be to produce motion pictures, videos and television programs as well as to acquire and grant distribution rights regarding motion pictures, videos and television programs and the broadcasting of television programs in Ukraine.

            (2) The Company shall be entitled to take all measures which are beneficial for the purposes of the Company. The Company shall be entitled to establish branches, to have an interest in other undertakings of the same or a similar kind and also to act as an unlimited partner.

                                    Section 3
                                  Share Capital

      The share capital of the Company shall equal DM 50,000 (in words: fifty thousand German marks).

                                    Section 4
                             Duration of the Company

      The Company is established for an indefinite period of time.

                                    Section 5
                                   Fiscal Year

      The fiscal year of the Company is the calendar year.

                                   Section 6
                            Shareholders' Meetings

            (1) A shareholders' meeting shall be convened if a shareholders' resolution is necessary or if a shareholder requests the management of the Company to call a shareholders' meeting. In any event, a shareholders' meeting shall be held each year within two months after the annual accounts have been submitted.

            (2) Shareholders' meetings shall be called by the managing directors. Each managing director shall have the sole right to call a shareholders' meeting.

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            (3)   Notice of a shareholders' meeting specifying the place, the day, the hour and the agenda shall be dispatched to each shareholder by registered mail at least four weeks prior to ordinary shareholders' meetings and at least two weeks prior to extraordinary shareholders' meetings. The periods commence on the day following the day on which the notice is mailed. For the purpose of calculating the periods, the day of the meeting shall not be taken into account.

            (4) If at least 51% of the share capital is represented at the shareholders' meeting there is a quorum. If less than 51% of the share capital of the Company is present, a new shareholders' meeting shall be convened without delay and with the same agenda observing the provisions set forth in sub-section (3) above; such shareholders' meeting may transact business regardless of the percentage of the shares of the Company being present if this has been indicated in the notice.

            (5) Shareholders' meetings are held at the seat of the Company. They may be held in another place for good reasons. The chairman, who presides over the meeting, is elected by the shareholders' meeting with the majority of the votes cast. If no majority decision is achieved, the shareholder who received the highest number of votes or a proxy designated by him shall preside over the meeting. The next following shareholders' meeting shall be chaired by the minority shareholder who is appointed by the minority shareholders, or by his proxy. If the minority shareholders fail to agree on the chairman, the shareholders' meeting shall be chaired by the shareholder who received the highest number of votes or by a proxy designated by him. Each shareholder may be represented at a shareholders' meeting by another shareholder or a third person, who is bound to observe confidentiality by virtue of his profession. Any other shareholder may request such representative to produce a written power of attorney.

            (6) If all shareholders are present in person or by proxy and have agreed to adopt resolutions, shareholders' resolutions may be adopted without observing the requirements as to form and notice of convening a shareholders' meeting provided by law and the articles of incorporation.

                                    Section 7
                            Shareholders' Resolutions

            (1) Shareholders' resolutions are adopted at meetings. Outside a meeting shareholders' resolutions may be adopted in writing, by telefax, telegraph or orally, also via telephone, if each shareholder participates in the vote, unless otherwise provided by mandatory law.

            (2) In order to provide evidence, written minutes of each shareholders' resolution shall be prepared promptly, indicating the day and the form as well as the contents of the resolution and the votes, save for such cases in which shareholders' resolutions are recorded in notarial deeds. If a resolution is adopted in a meeting, the minutes are to be signed by the chairman. A copy of the minutes shall be promptly dispatched to each shareholder.

            (3) Shareholders' resolutions are adopted with the majority of the votes cast, unless a qualified majority is required by statute or the articles of incorporation. Each of DM 100 of a share quota entitles to one vote.

            (4) As provided by law, the shareholders' meeting resolves on the following matters with a majority of three fourths of the votes cast:

                  (a)   amendments to the articles of incorporation;

                  (b)   voluntary liquidation of the Company.

                                    Section 8
                   Area of Responsibility of the Shareholders

            (1) The following matters are subject to the shareholders' determination:

                  (a) the conclusion, amendment or termination of management agreements with managing directors or Prokurists;

                  (b) the approval of the annual business plan and the annual operating budget, as well as their amendment;

                  (c) the approval of the annual statement of accounts, the distribution of profits, interim payments of anticipated profits and the methods for covering losses;

                  (d) the appointment of the auditors and the approval of their report;

                  (e) the decision to issue bonds or other types of securities.

            (2) To the extent not mentioned above, the shareholders shall have the competences set forth in Section 46 German Limited Liability Companies Act (GmbHG).

                                    Section 9
                          Management and Representation

            (1) The Company may have two or more managing directors. They are appointed or removed by the shareholders in the following manner:

                  (a) The shareholder CME Media Enterprises B.V., with its address at Hirsch Gebouw, Leidseplein 29, 1017 PS Amsterdam, The Netherlands, (hereinafter referred to as "CME") shall have the sole right to nominate one of the managing directors with overall responsibility for finance.

                  (b) The shareholders Boris Fuchsmann and Alexander Rodniansky shall have the right jointly to nominate an additional managing director. If those shareholders are unable to reach agreement on the nomination of a managing director, an appointment cannot be effected validly.

                  (c) Managing directors must be elected and appointed by the unanimous vote of the shareholders' meeting. Any managing director may be removed by the vote of 50% of the shareholders.

                  d) If the Company employs a finance director, CME or the managing director appointed by CME shall have the sole right to nominate the same. Boris Fuchsmann and Alexander Rodniansky shall jointly have the right to nominate the sales director if such is being employed by the Company. Also in this case an unanimous shareholders' resolution will be necessary. With respect to the removal of the finance director and sales director a vote of 50% of the shareholders will be sufficient.

                        The right to nominate managing directors shall not be attached to the shareholders personally. Each holder of the share shall be entitled to such rights.

            (2) The shareholders shall be entitled to nominate Prokurists instead of managing directors to the positions referred to in
                  Section 9(1) above. In that case the provisions of Section 9(1) shall apply accordingly.

            (3) If the Company has only one managing director, he shall have has sole authority to represent the Company. If two or more managing directors have been appointed, the Company shall be represented by either two managing directors jointly or one managing director jointly with a Prokurist. The shareholders' meeting may resolve that one or more managing directors may have sole authority to represent the Company and may be exempted from the restrictions of Section 181 German Civil Code (BGB).

            (4) Notwithstanding the provisions of Section 9(3) above, the entering into, the amendment or termination of agreements or other documents (or series of agreements, contracts or other documents) or any bank transactions or any other business transaction having a value of over DM 50,000 (in words:
                  Deutsch Mark fifty thousand) (or a duration of more than one year irrespective of their value) may only be effected jointly by (a) a managing director appointed pursuant to Section 9(1)(b) above and (b) a managing director or Prokurist, as the case may be, appointed pursuant to Section 9(1)(b) above.

            (5) Irrespective of their authority to represent the Company with respect to third parties, the managing directors shall be required to observe for internal Company purposes the instructions issued by the shareholders and are obligated to apply for the prior general or particular consent of the shareholders in order to carry out the following transactions:

                  (a) the commencement of any litigation or arbitration or the entering into of any settlement agreement with a value exceeding DM 25,000 (in words: Deutsch Mark twenty-five thousand);

                  (b) the determination of the remuneration or salary of any managing director or member of the senior management;

                  (c) unless the same is included in the annual operating budget the acquisition, sale or other disposition of real estate and capital assets, if the book value or the consideration exceed DM 50,000 (in words: Deutsch Mark fifty thousand);

                  (d) the licensing, selling or other disposition of any of the Company's trade or services marks, logos, trade marks and designs;

                  (e) the sale or other disposition of the Company's ownership interests in subsidiaries, in particular the sale or other disposition of the Company's ownership interests in "Intermedia", vul. Dehtyarovska 3, Kiev, a company organized under the laws of Ukraine (hereinafter "Intermedia"), as well as the approval of the sale or other disposition by Intermedia of Intermedia's ownership interests in "Studio 1+1", a company organized under the law of Ukraine (hereinafter "Studio 1+1");

                  (f) the exercise of any of the Company's rights resulting from ownership interests in subsidiaries;

                  (g)   any of the transactions specified in Section 9(4) above;

                  (h) the granting of any loan, credit, guarantee, indemnity or similar obligation to, in respect of, any person other than "Ukraine Ad Holding Co.", a company organized under the law of The Netherlands, "International Media Services Ltd.", a company organized under the laws of Bermuda, (hereinafter "IMS"), CME, "Prioritet Ltd.", a company organized under the laws of Ukraine, (hereinafter "Prioritet"), Intermedia or Studio 1+1, except for any undertaking which is made or given in the ordinary course of business and does not exceed or involve an obligation of more than DM 25,000 (in words:
                        Deutsch Mark twenty-five thousand);

                  (i) the raising of loans or credits exceeding DM 25,000 (in words: Deutsch Mark twenty-five thousand);

                  (j) the acquisition, liquidation, termination or establishment of subsidiaries, branches and representative offices and any changes in their scope of business;

                  (k) the entering into of joint ventures, partnerships (including silent partnerships) or consortiums;

                  (l) the making of any capital investment or other capital expenditure or undertaking of obligations which alone (or when aggregated with any related investment or expenditure or undertaking in the same fiscal year) exceed DM 25.000 (in words: Deutsch Mark twenty-five thousand);

                  (m) the conclusion of any business transaction or undertaking of obligations which is not been provided for in the relevant business plan or annual budgets or which exceeds the amount allocated to the relevant area of business activities in the relevant business plan or annual budget;

                  (n) the granting or revocation of general powers of attorney;

                  (o) the conclusion, amendment or termination of contracts with shareholders and related enterprises.

            (6) Any mandate or other agreement entered into between the Company and the managing directors shall include provisions referring to the limitations on authority as specified in the articles of incorporation.

                                   Section 10
                               Transfer of Shares

      Notwithstanding any other provision herein, any transfer or split of shares or parts of such shares, as well as any other disposal of shares or parts of shares shall require to prior written approval of all shareholders. Such approval shall not be required in the case of a sale or transfer of shares or parts of shares to other shareholders or to a company whose majority shareholder is one of the shareholders hereunder, as well as in case of a sale or transfer of shares or parts of shares to Vadim Rabinowitch, or a company whose majority shareholder is Vadim Rabinowitch. In other cases, approval may be withheld only if there is an important reason.

                                   Section 11
                             Right of First Refusal

      (1) In case of a sale of shares or parts of shares to third parties the other shareholders shall have a right of first refusal. If a shareholder sells his share or parts thereof to a third party the other shareholders shall have a right of first refusal pro rata to their shareholding. Together with the notification of his intention to sell, the seller shall advise forth with the other shareholders of the contents of the agreement concluded with the purchaser. The other shareholders shall be requested in writing to state whether or not they intend to execute this right of first refusal. They shall be entitled to acquire the share or parts of shares pro rata to this shareholding, at the conditions of the sales agreement entered into. To the extent a shareholder does not exercise his right of first refusal or does not exercise it in time, each of the remaining other shareholders shall have such right of first refusal in the same proportion his shareholding bears to the shareholding of the other remaining shareholders.

            The right of first refusal may be exercised only within a period of 15 days from the date of receipt of the written notification and must be exercised in writing vis-a-vis the seller.

      (2) The sellers shall have no right of first refusal, if shares or parts of shares are sold to other shareholders or to companies whose majority shareholder is one of the shareholders hereunder and in cases of a sale of shares or parts of shares to Mr. Vadim Rabinovitch or to a company whose majority shareholder is Mr. Rabinovitch.

      (3) If the right of first refusal is not exercised or is not exercised in time, the seller shall be authorized to transfer the share or part of share to the third party, subject to the provisions of Sec. 10 and the right of first refusal of the other shareholders under Sec. II(I) hereof.

                                   Section 12
                              Redemption of Shares

      (1)   Shares may be subject to redemption.

      (2)   A share may be redeemed without the shareholders' approval if

            (a) the share is seized by a creditor of the shareholder or is subject to other acts of execution and the execution is not averted within two months or, at the latest, prior to the compulsory sale of the share;

            (b) a shareholder is subject to bankruptcy or composition proceedings or if the institution of such proceedings was rejected due to the insufficiency of the bankrupt's estate or if the shareholder has to render a sworn statement as to the accuracy of a summary of assets and liabilities submitted by him to the court;

            (c) there is a legal reason for the exclusion of the shareholder from the Company; or

            (d) the shareholder sues for dissolution of the Company or gives notice of his withdrawal from the Company.

      (3) If a share is owned by two or more shareholders jointly, the share may be redeemed pursuant to Section 12(2) above if the provisions set forth therein are applicable to one or more of them.

      (4) The redemption of a share is effected by notification of the management and requires a shareholders' resolution adopted with the majority of the votes cast. A shareholder whose shares are to be redeemed is excluded from voting.

      (5) The shareholder is entitled to receive compensation for the share redeemed in the amount of its market value. The market value shall be determined with binding effect for all shareholders by a certified public accounting firm jointly appointed by all shareholders. If the shareholders fail to agree on that request, the certified public accounting firm, which must be one of the six largest international public accounting firms (so-called "Big Six") shall, at the request of any shareholder, be determined by the President of the Chamber of Commerce at Dusseldorf.

                                   Section 13
                                 Annual Accounts

            The management shall draw up the annual accounts (balance sheet, profit and loss account, appendix) and the report on the economic situation for any fiscal year within the first three months of the following fiscal year; as long as the Company has the status of a "kleine Kapitalgesellschaft" within the meaning of Section 267 German Commercial Code (HGB) said documents may, within the ordinary course of business, be drawn up later, but not later than within the first six months of the following fiscal year. The documents are to be submitted to the shareholders' meeting for approval with a recommendation on the distribution of the profits.

                                  Section 14
                              Profits and Losses

            The profits are distributed pursuant to Section 29 of the German Limited Liability Companies Act (GmbHG).

                                  Section 15
                                 Written Form

            Any agreement regarding the corporate relationship between the shareholders or between the Company and the shareholders shall become effective only if made in writing, unless mandatory law provides for notarization. The same shall apply to a waiver of the requirement of written form.

                                  Section 16
                                 Notifications

            Notifications of the Company shall be published only in the Federal Gazette (Bundesanzeiger) of the Federal Republic of Germany.

                                  Section 17
                                 Severability

            Should any provision of these articles of incorporation be or become, wholly or partly, invalid or unenforceable or should these articles of incorporation be incomplete, this shall not affect the validity and the enforceability of the remaining provisions hereof. In lieu of the invalid or unenforceable provision, the parties shall agree upon a valid and enforceable provision serving the purpose of the invalid or unenforceable provision. In case of a gap in these articles of incorporation, the parties shall agree upon a provision which, according to the purpose of these articles of incorporation, they would have agreed upon if they had considered the matter."

      2. The share splits specified in Secs. A. I. 1. and A. I. 2. above are approved.

            The shareholders' meeting is herewith closed.

C.    Approval

      The person appeared further declares: The deponent ad 2) approves in his capacity as sole managing director of the deponent ad 4) having the sole authority to represent the deponent ad 4) the split of the share in the nominal amount of DM 25,000 into two shares each of DM 12,500 as specified in Secs. A. I. 1. and A. I. 2. above in connection with the sale and transfer of one partial share each to the deponent ad 1).

D.    Costs

      The costs triggered by this notarial deed and its execution shall be borne by the deponent ad 1).

      The person appearing stated to be fully conversant in the English language. He waived the right to demand German translations of Exhibits 1 and 2 hereto. The recording notary is also conversant in the English language.

      The above deed and the exhibits were read by the notary to the person appearing and was approved by him and was signed in his own hand by the person appearing and by the notary as follows: